                                                                    EXHIBIT 23.5



               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of El Paso Energy Corporation and DeepTech International Inc., and any and all amendments thereto (pre and post-effective) filed after the date hereof, of our report, Tatham Offshore, Inc., Estimated Net Reserves and Income Data Attributable to Certain Leasehold and Royalty Interests, dated as of June 30, 1997, and all references to our report and our firm appearing in the First Amendment to the Annual Report on Form 10-K/A of DeepTech International Inc. for the fiscal year ended June 30, 1997 incorporated by reference in this Form S-3. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                         /s/ Ryder Scott Company
                                             Petroleum Engineers

                                 RYDER SCOTT COMPANY
                                 PETROLEUM ENGINEERS

Houston, Texas
November 30, 1998